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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4 of ValueClick, Inc. of our report dated February 19, 2004 relating to the financial statements and financial statement schedule of ValueClick, Inc., which appears in ValueClick, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Historical Financial Information" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
September 16, 2005

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM